                                                                     EXHIBIT 3.4







                                  NISOURCE INC.

                                     BY-LAWS






                           EFFECTIVE JANUARY 29, 2000

                                     BY-LAWS

                                       OF

                                  NISOURCE INC.


                                   ARTICLE I.

                                    OFFICES.


     SECTION 1.1. Registered Office. The registered office of the Corporation in the State of Indiana shall be at 5265 Hohman Avenue, in the City of Hammond, County of Lake.

     SECTION 1.2. Principal Business Office. The principal business office of the Corporation shall be at 801 East 86th Avenue, in the Town of Merrillville, County of Lake, in the State of Indiana.

                                   ARTICLE II.
                             SHAREHOLDERS' MEETINGS.

     SECTION 2.1. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified by the Board of Directors in the notice of such meeting, but if no such designation is made, then at the principal business office of the Corporation.

     SECTION 2.2. Annual Meetings. The annual meeting of the shareholders shall be held in each year on the second Wednesday in the month of April, if not a legal holiday, and if a legal holiday, then on the next succeeding business day that is not a legal holiday or on such other day as the Board of Directors may determine; at the hour of ten o'clock a.m. or at such other time as the Board of Directors may determine, for the purpose of electing Directors and for the transaction of such other business as may legally come before the meeting.

     If for any reason any annual meeting shall not be held at the time herein provided, the same may be held at any time thereafter, upon notice as hereinafter provided, or the business thereof may be transacted at any special meeting of shareholders called for that purpose.

     SECTION 2.3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman, the President, or the Board of Directors, and shall be called by the Chairman at the request in writing of a majority of the Board of Directors, or at the request in writing of the shareholders holding at least one-fourth of all the shares outstanding and entitled to vote on the business proposed to be transacted thereat. All requests for special meetings of shareholders shall state the time, place and the purpose or purposes thereof.

     SECTION 2.4. Notice of Shareholders' Meetings. Notice of each meeting of shareholders, stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting unless otherwise prescribed by statute.

     SECTION 2.5. Record Dates. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a future date as the record date, which shall not be more than 60 nor less than 10 days before the date of such meeting or any other action requiring a determination by shareholders.

     (b) If a record date has not been fixed as provided in preceding subsection (a), then:

          (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

          (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) Only those who shall be shareholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the Corporation after the applicable record date; provided, however, the Corporation shall fix a new record date if a meeting is adjourned to a date more than 120 days after the date originally fixed for the meeting.

     SECTION 2.6. Quorum and Adjournment. The holders of a majority of all the capital shares issued and outstanding and entitled to vote at any meeting of the shareholders, represented by the holders thereof in person or by proxy, shall be requisite at all meetings of the shareholders to constitute a quorum for the election of Directors or for the transaction of other business, unless otherwise provided by law or by the Corporation's Articles of Incorporation, as amended (the "Articles of Incorporation"). Whether or not there is such a quorum, the chairman of the meeting or the shareholders present or represented by proxy representing a majority of the shares present or represented may adjourn the meeting from time to time without notice other than an announcement at the meeting. At such adjourned meeting at which the requisite number of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

     SECTION 2.7. Voting by Shareholders; Proxies. Every shareholder shall have the right at every shareholders' meeting to one vote for each share standing in his name on the books of the Corporation, except as otherwise provided by law or by the Articles of Incorporation, and except that no share shall be voted at any meeting upon which any installment is due and unpaid, or which belongs to the Corporation. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and a plurality of the votes cast thereat shall be necessary to elect any director. If a quorum exists, action on a matter (other than the election of directors) submitted to shareholders entitled to vote thereon at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or by the Articles of Incorporation. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein. Without limiting the manner in which a shareholder may authorize a person or persons to act for such shareholder as proxy pursuant to the foregoing sentence, a shareholder may validly grant such authority (i) by executing a writing authorizing another person or persons to act for such shareholder as proxy or (ii) by authorizing another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic submission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or similar agency duly authorized by the person who will be the holder of the proxy to receive the submission, provided that any such telegram, cablegram or other means of electronic submission must either contain or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic submission was transmitted by or authorized by the shareholder, or by any other method allowed under the Indiana Business Corporation Law. All voting at meetings of shareholders shall be by ballot, except that the presiding officer of the meeting may call for a viva voce vote on any matter other than the election of directors, unless the holder or holders of ten percent (10%) or more of the shares entitled to vote demands or demand a vote by ballot.

     SECTION 2.8. List of Shareholders. The Secretary shall make, or cause the agent having charge of the stock transfer books of the Corporation to make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled by the Articles of Incorporation to vote at said meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal business office of the Corporation and subject to inspection by any shareholder within the usual business hours during said five (5) days either at the principal business office of the corporation or a place in the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder during the holding of such meeting.

     SECTION 2.9. Conduct of Business. (a) Presiding Officer. The Chairman, when present, and in the absence of the Chairman the President, shall be the presiding officer at all meetings of shareholders, and in the absence of the Chairman and the President, the Board of Directors shall choose a presiding officer.

The presiding officer of the meeting shall have plenary power to determine procedure and rules of order and make definitive rulings at meetings of the shareholders.

     (b) Annual Meetings of Shareholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9.

          (ii) For nominations or other business to be properly brought before any annual meeting by a shareholder pursuant to clause (C) of paragraph (b)(i) of this Section 2.9, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal business office of the Corporation not later than 150 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the 150th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (iii) The notice procedures of this Section 2.9 shall not apply to any annual meeting if (A) with respect to annual meetings of shareholders subsequent to the 1994 annual meeting of shareholders, the Corporation shall not have set forth in its proxy statement for the preceding annual meeting of shareholders the date by which notice of nominations by shareholders of persons for election as directors or of other business proposed to be brought by shareholders at the next annual meeting of shareholders must be received by the Corporation to be considered timely pursuant to this Section 2.9 or (B) with respect to the 1994 annual meeting of shareholders, the Corporation shall have failed to issue a public announcement setting forth such information not less than 30 days prior to the date by which a shareholder's notice must be received by the Corporation to be considered timely pursuant to this Section 2.9.

     (c) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 2.9. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if a shareholder's notice containing the information set forth in paragraph (b)(ii) of this Section 2.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the 150th day prior to such Special Meeting or the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (d) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The presiding officer at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.9 and, if any proposed nomination or business is not in compliance with this Section 2.9, to declare that such defective proposal shall be disregarded.

          (ii) For purposes of this Section 2.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (iii) Notwithstanding the foregoing provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 2.10. Organization of Meetings. The Secretary, who may call on any officer or officers of the Corporation for assistance, shall make all necessary and appropriate arrangements for all meetings of shareholders, receive all proxies and ascertain and report to each meeting of shareholders the number of shares present, in person and by proxy. In the absence of the Secretary, the Assistant Secretary shall perform the foregoing duties. The certificate and report of the Secretary or Assistant Secretary, as to the regularity of such proxies and as to the number of shares present, in person and by proxy, shall be received as prima facie evidence of the number of shares present in person and by proxy for the purpose of establishing the presence of a quorum at such meeting and for organizing the same, and for all other purposes.

     SECTION 2.11. Inspectors. At every meeting of shareholders it shall be the duty of the presiding officer to appoint three (3) shareholders of the Corporation inspectors of election to receive and count the votes of shareholders. Each inspector shall take an oath to fairly and impartially perform the duties of a inspector of the election and to honestly and truly report the results thereof. Such inspectors shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the presiding officer at such meeting as the case may be. Except as otherwise provided by these By-Laws or by law, such inspectors shall also decide all questions touching upon the qualification of voters, the validity of proxies and ballots, and the acceptance and rejection of votes. The Board of Directors shall have the authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     SECTION 2.12. Minutes of Shareholder Meetings. The presiding officer, secretary, and inspectors of election serving at a shareholders' meeting shall constitute a committee to correct and approve the minutes of such meeting. The approval thereof shall be evidenced by an endorsement thereon signed by a majority of the committee.

                                  ARTICLE III.
                               BOARD OF DIRECTORS.

     SECTION 3.1. Powers. The Board of Directors shall have the general direction, management and control of all the property, business and affairs of the Corporation and shall exercise all the powers that may be exercised or performed by the Corporation, under the statutes, the Articles of Incorporation, and these By-Laws.

     SECTION 3.2. Number, Election and Term of Office. The Board of Directors shall consist of ten (10) members, classified with respect to the time for which they shall severally hold office by dividing them into three classes, and after being so classified one-third (1/3) of the Directors, or as near as may be, shall be elected annually for a term of three (3) years.

     SECTION 3.3. Vacancies. Any vacancy in the Board of Directors caused by death, resignation or other reason shall be filled for the remainder of the Director's term by a majority vote of the remaining Directors although less than a quorum, or by the sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires. All Directors of the Corporation shall hold office until their successors are duly elected and qualified.

     SECTION 3.4. Annual Meetings. A meeting of the Directors whose terms have not expired and the newly elected Directors, to be known as the annual meeting of the Board of Directors, for the election of officers and for the transaction of such other business as may properly come before the meeting, shall be held on the same day as the annual meeting of the shareholders, at that time and place determined by the Board of Directors or at such date, time and place otherwise set by the Chairman.

     SECTION 3.5. Regular Meetings. Regular monthly meetings of the Board of Directors shall be held from time to time (either within or without the state) as the Board may by resolution determine, without call and without notice, and unless otherwise determined all such regular monthly meetings shall be held at the principal business office of the Corporation on the fourth Tuesday of each and every month at 10:30 a.m.

     SECTION 3.6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, by the President, or by the Chairman upon the written request of any four (4) Directors by giving, or causing the Secretary to give, to each Director, notice in accordance with Article IV of these By-Laws.

     SECTION 3.7. Quorum. At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat, but a less number may adjourn the meeting from time to time until a quorum is present.

     SECTION 3.8. Action by Written Consent. Unless otherwise restricted by statute, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all directors or by all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

     SECTION 3.9. Attendance by Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 3.10. Committees. (a) The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Board, designate, and appoint, from the directors, committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

     (b) Unless the Board of Directors shall provide otherwise, the presence of one-half of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

                                   ARTICLE IV.
                                    NOTICES.

     SECTION 4.1. Notices. Notices to directors and shareholders shall be in writing and delivered personally or mailed to their addresses appearing on the records of the Corporation or, if to directors, by telegram, cable, telephone, telecopy, facsimile or a nationally recognized overnight delivery service. Notice to directors of special meetings by mail shall be given at least two days before the meeting. Notice to directors of special meetings by telegram, cable, personal delivery, telephone, telecopy or facsimile shall be given a reasonable time before the meeting, but in no event less than one hour before the meeting. Notice by mail or recognized overnight delivery service shall be deemed to be given when sent to the director at his or her address appearing on the records of the Corporation. Notice by telegram or cable shall be deemed to be given when the telegram or cable addressed to the director at his or her address appearing on the records of the Corporation is delivered to the telegraph company. Notice by telephone, telecopy or facsimile shall be deemed to be given when transmitted by telephone, telecopy or facsimile to the telephone, telecopy or facsimile number appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call or telecopy or facsimile message).

     SECTION 4.2. Waiver of Notice. Whenever any notice is required, a waiver thereof signed by the person entitled to such notice, whether before or after the time stated therein, and filed with the minutes or corporate records, shall be deemed equivalent thereto. Attendance of any person at any meeting of shareholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director's meeting, promptly upon such director's arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE V.
                                    OFFICERS.

     SECTION 5.1. Designation; Number; Election. The officers of the Corporation shall be chosen by the Board of Directors and may consist of a Chairman, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, an Auditor, and an Environmental Officer and Counsel. One person may hold any two offices except those of Chairman or President, and Secretary.

     SECTION 5.2. Term of Office; Vacancies; Removal. Such officers shall be elected by the Board of Directors at its annual meeting, and shall hold office for one year and/or until their respective successors shall have been duly elected. The Board of Directors may from time to time, elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be prescribed by the Board of Directors. Vacancies among the officers of the Corporation shall be filled by the Board of Directors. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 5.3. Compensation of Officers. The Board of Directors or a committee of the Board shall have the authority to fix the compensation of the officers of the Corporation.

     SECTION 5.4. Chairman. The Chairman shall be the chief executive officer of the Company and shall have general authority and supervision over the management and direction of the affairs of the

Company, and supervision of all departments and of all officers of the Company. The Chairman shall, subject to the other provisions of these by-laws, have such other powers and perform such other duties as usually devolve upon the chief executive officer of a company or as may be prescribed by the Board of Directors, and shall, when present, preside at all meetings of the shareholders and of the Board of Directors. When the Board of Directors is not in session, the Chairman shall have authority to suspend the authority of any other officer or officers, subject, however, to the pleasure of the Board of Directors at its next meeting. In case of the absence, disability, death, resignation or removal from office of the Chairman, the powers and duties of the Chairman shall for the time being devolve upon and be exercised by the President, unless otherwise ordered by the Board of Directors.

     SECTION 5.5. President. The President shall be the chief operating officer of the Corporation and shall have such general authority and supervision over the management and direction of the affairs of the Corporation, subject to the authority of the Chairman, as shall usually devolve upon a chief operating officer of a corporation. The President shall, subject to the other provisions of these By-Laws, have such other powers and perform such other duties as usually devolve upon the President of a corporation, and such further duties as may be prescribed for the President by the Chairman or the Board of Directors. In case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Chairman, and in case of the absence, disability, death, resignation, or removal from office of both the Chairman and the President, the powers and duties of the President shall for the time being devolve upon and be exercised by the Vice President so appointed by the Board of Directors.

     SECTION 5.6. Vice Presidents. Each of the Vice Presidents shall have such powers and duties as may be prescribed by the Board of Directors, the Chairman or the President.

     SECTION 5.7. Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. The Secretary shall have charge and custody of the corporate records and corporate seal of the Corporation, and shall in general perform all the duties incident to the office of secretary of a corporation, subject at all times to the direction and control of the Board of Directors, the Chairman and the President.

     SECTION 5.8. Assistant Secretaries. Each of the Assistant Secretaries shall have such duties and powers as may be prescribed by the Board of Directors or be delegated by the Chairman or the President. In the absence or disability of the Secretary, the powers and duties of the Secretary shall devolve upon such one of the Assistant Secretaries as the Board of Directors, the Chairman or the President may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary; and such Assistant Secretary shall thereupon have and exercise such powers and duties during such absence or disability of the Secretary.

     SECTION 5.9. Treasurer. The Treasurer shall have charge of, and shall be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall also have the custody of all securities belonging to the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper receipts or making proper vouchers for such disbursements, and shall at all times preserve the same during the term of office. When necessary or proper, the Treasurer shall endorse, on behalf of the Corporation, all checks, notes, or other obligations payable to the Corporation or coming into possession of the Treasurer for and on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds of the Corporation coming into possession of the Treasurer, in the name and to the credit of the Corporation in such bank or banks as the Board of Directors shall from time to time by resolution direct. The Treasurer shall perform all duties which are incident to the office of treasurer of a corporation, subject at all time to the direction and control of the Board of Directors, the Chairman and the President.

     The Treasurer shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of the office of Treasurer, and for the restoration to the Corporation, in case of the death, resignation, retirement or removal from office of the Treasurer, of all books, papers, vouchers, money or other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

     SECTION 5.10. Assistant Treasurers. Each of the Assistant Treasurers shall have such powers and duties as may be prescribed by the Board of Directors or be delegated by the Chairman or the President. In the absence or disability of the Treasurer, the powers and duties shall devolve upon such one of the Assistant Treasurers as the Board of Directors, the Chairman or the President may designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer who shall thereupon have and exercise such powers and duties during such absence or disability of the Treasurer. Each Assistant Treasurer shall likewise give the Corporation a bond if required by the Board of Directors upon like terms and conditions as the bond required of the Treasurer.

     SECTION 5.11. Controller. The Controller shall have control over all accounts and records pertaining to moneys, properties, materials and supplies. The Controller shall have executive direction of the bookkeeping and accounting departments, and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies. The Controller shall have charge of the preparation of the financial budget, and such other powers and duties as are commonly incident to the office of controller of a corporation, subject at all times to the direction and control of the Board of Directors, the Chairman and the President.

     SECTION 5.12. Assistant Controllers. Each of the Assistant Controllers shall have such powers and duties as may be prescribed by the Board of Directors or be delegated by the Chairman or the President. In the absence or disability of the Controller, the powers and duties of the Controller shall devolve upon such one of the Assistant Controllers as the Board of Directors, the Chairman or the President may designate, or, if there be but one Assistant Controller, then upon such Assistant Controller who shall thereupon have and exercise such powers and duties during such absence or disability of the Controller.

     SECTION 5.13. Auditor. The Auditor shall review and monitor the activities of the Corporation and its subsidiaries, including development of and compliance with policies and procedures, and shall in general perform all the duties incident to the office of auditor of a corporation, subject at all times to direction and control of the Board of Directors, the Chairman and the President.

     SECTION 5.14. Environmental Officer and Counsel. The Environmental Officer and Counsel shall supervise, review and monitor the environmental affairs of the Corporation and its subsidiaries, including the development of and compliance with policies and procedures, and shall in general perform all the duties incident to such an office, subject at all times to the direction and control of the Board of Directors, the Chairman and the President.

                                   ARTICLE VI.
                              CONDUCT OF BUSINESS.

     SECTION 6.1. Contracts, Deeds and Other Instruments. All agreements evidencing obligations of the Corporation, including but not limited to contracts, trust deeds, promissory notes, sight drafts, time drafts and letters of credit (including applications therefor), may be signed by any one of the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any other person authorized by a resolution of the Board of Directors, and any other person authorized by the Chairman, as evidenced by a written instrument of delegation. Any such authorization by the Board of Directors or the Chairman shall remain in effect until rescinded by action of the Board of Directors or (in the case of a delegation by the Chairman) by the Chairman and, where it identifies the authorized signatory by office rather than by name, shall not be rescinded solely by virtue of a change in the person holding that office or a temporary vacancy in that office.

     A certified copy of these By-Laws and/or any authorization given hereunder may be furnished as evidence of the authorities herein granted, and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance or other transaction without the need of a resolution of the Board of Directors specifically authorizing the transaction involved.

     SECTION 6.2. Checks. Checks and other negotiable instruments for the disbursement of Corporation funds may be signed by any one of the Chairman, the President, any Vice President, the Treasurer, the Controller and the Secretary in such manner as shall from time to time be determined by resolution of the Board of Directors. Electronic or wire transfers to funds may be authorized by any officer of the Corporation who is authorized pursuant to this Section 6.2 to disburse Corporation funds by check or other negotiable instrument.

     SECTION 6.3. Deposits. Securities, notes and other evidences of indebtedness shall be kept in such places, and deposits of checks, drafts and funds shall be made in such banks, trust companies or depositories, as shall be recommended and approved by any two of the Chairman, the President, any Vice President and the Treasurer.

     SECTION 6.4. Voting of Stock. Unless otherwise ordered by the Board of Directors, the Chairman, the President or any Vice President shall have the power to execute and deliver on behalf of the Corporation proxies on stock owned by the Corporation appointing a person or persons to represent and vote such stock at any meeting of stockholders, with full power of substitution, and shall have power to alter or rescind such appointment. Unless otherwise ordered by the Board of Directors, the Chairman, the President or any Vice President shall have the power on behalf of the Corporation to attend and to act and vote at any meeting of stockholders of any corporation in which the Corporation holds stock and shall possess and may exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board may confer like powers upon any other person or persons.

     SECTION 6.5. Transfer of Stock. Such form of transfer or assignment customary or necessary to effect a transfer of stocks or other securities standing in the name of the Corporation shall be signed by the Chairman, the President, any Vice President or the Treasurer, and the Secretary or an Assistant Secretary shall sign as witness if required on the form. A corporation or person transferring any such stocks or other securities pursuant to a form of transfer or assignment so executed shall be fully protected and shall be under no duty to inquire whether the Board of Directors has taken action in respect thereof.

                                  ARTICLE VII.
                     SHARE CERTIFICATES AND THEIR TRANSFER.

     SECTION 7.1. Share Certificates. Certificates for shares of the Corporation shall be signed by the Chairman, the President or any Vice President, and by the Secretary or any Assistant Secretary, and shall not be valid unless so signed. Such certificates shall be appropriately numbered and contain the name of the registered holder, the number of shares and the date of issue. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.

     In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent, or registrar at the date of issue.

     SECTION 7.2. Transfer of Shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation and such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and cancelled, except as provided in Section 7.4.

     SECTION 7.3. Regulations. The Board of Directors shall have authority to make rules and regulations concerning the issue, transfer and registration of certificates for shares of the Corporation.

     SECTION 7.4. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates for shares in place of any issued certificate alleged to have been lost, stolen or destroyed upon such terms and conditions as the Board of Directors may prescribe.

     SECTION 7.5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.

     SECTION 7.6. Transfer Agents and Registrars. The Board of Directors may from time to time appoint a transfer agent and a registrar in one or more cities, may require all certificates evidencing shares of the Corporation to bear the signatures of a transfer agent and a registrar, may provide that such certificates shall be transferable in more than one city, and may provide for the functions of transfer agent and registrar to be combined in one agency.

                                  ARTICLE VIII.
                                INDEMNIFICATION.

     SECTION 8.1. Litigation Brought by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Corporation) (an "Action") by reasons of the fact that he or she is or was a director, officer, employee or agent of the Corporation (a "Corporate Person"), or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, partnership, joint venture, trust, individual or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action ("Expenses") if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe his or her conduct was unlawful.

     SECTION 8.2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with that defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of equity or the court in which such action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court shall deem proper.

     SECTION 8.3. Successful Defense. To the extent that a person who is or was a Corporate Person or is or was serving in an Authorized Capacity of Another Entity at the request of the Corporation and has been successful on the merits or otherwise in defense of any action, referred to in Section 8.1 or 8.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

     SECTION 8.4. Determination of Conduct. Any indemnification under Section
8.1 or 8.2 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Section 8.1 or 8.2. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding, or (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting of two or more directors not at the time parties to such action, suit or proceeding, or (c) by special legal counsel, or (d) by the shareholders; provided, however, that shares owned by or voted under the control of persons who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     SECTION 8.5. Advance Payment. The Corporation shall advance Expenses reasonably incurred by any Corporate Person in any Action in advance of the final disposition thereof upon the undertaking of such party to repay the advance unless it is ultimately determined that such party is entitled to indemnification hereunder, if (a) the indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 8.1 or 8.2 and (b) a determination is made by those making the decision pursuant to Section 8.4 that the facts then known would not preclude indemnification under these By-Laws.

     SECTION 8.6. By-Law Not Exclusive. The indemnification provided by this
Article 8 shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 8 or the Indiana Business Corporation Law.

     SECTION 8.8. Effect of Invalidity. The invalidity or unenforceability of any provision of this Article 8 shall not affect the validity or enforceability of the remaining provisions of this Article 8.

     SECTION 8.9. Definition of Corporation. For purposes of this Article 8, references to "the Corporation" shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger.

     SECTION 8.10. Change in Law. Notwithstanding the foregoing provisions of
Article 8, the Corporation shall indemnify any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the Indiana Business Corporation Law or by any other applicable law, as may from time to time be in effect.



                                   ARTICLE IX.
                                     GENERAL.

     SECTION 9.1. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

     SECTION 9.2. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the words "NiSource Inc. - Corporate Seal - Indiana."

     SECTION 9.3. Amendments. These By-Laws may be altered, amended or repealed in whole or in part, and new By-Laws may be adopted, at any annual, regular or special meeting of the Board of Directors by the affirmative vote of a majority of a quorum of the Board of Directors.

     SECTION 9.4. Dividends. Subject to any provisions of any applicable statute or of the Articles of Incorporation, dividends may be declared upon the capital stock of the Corporation by the Board of Directors at any regular or special meeting thereof; and such dividends may be paid in cash, property or shares of the Corporation.

     SECTION 9.5. Control Shares. The Terms "control shares" and "control share acquisition" used in this Section 9.5 shall have the meanings set forth in Indiana Business Corporation Law Section 23-1-42-1, et seq. (the "Act"). Control shares of the Corporation acquired in a control share acquisition shall have only such voting rights as are conferred by the Act.

     Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the Corporation the Statement required by the Act may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.

     Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person was not granted full voting rights by the shareholders as provided in the Act may, at any time after the shareholder vote required by the Act, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.